Exhibit 99.1

Investor Contact

Stephen Pettibone

203-351-3500

Media Contact KC Kavanagh 866-478-2777	One StarPoint Stamford, CT 06902 United States

STARWOOD REPORTS SECOND QUARTER

2012 RESULTS

STAMFORD, Conn. (July 26, 2012) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported second quarter 2012 financial results.

Second Quarter 2012 Highlights

•

Excluding special items, EPS from continuing operations was $0.70, including income from the St. Regis Bal Harbour residential project. Including special items, EPS from continuing operations was $0.66.

•	Adjusted EBITDA was $323 million, which included $35 million of EBITDA from the St. Regis Bal Harbour residential project, up 23.3% compared to 2011.

•

Excluding special items, income from continuing operations was $138 million, including income from the St. Regis Bal Harbour residential project. Including special items, income from continuing operations was $129 million.

•

Worldwide Systemwide REVPAR for Same-Store Hotels increased 6.9% in constant dollars (4.2% in actual dollars) compared to 2011. Systemwide REVPAR for Same-Store Hotels in North America increased 7.3% in constant dollars (6.8% in actual dollars).

•	Management fees, franchise fees and other income increased 10.4% compared to 2011.

•	Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 150 basis points compared to 2011.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 3.1% in constant dollars (decreased 0.4% in actual dollars) compared to 2011.

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide increased approximately 140 basis points compared to 2011.

•

Earnings from Starwood’s vacation ownership and residential business increased approximately $41 million compared to 2011, including $35 million of earnings from the St. Regis Bal Harbour residential project.

•	During the quarter, the Company signed 34 hotel management and franchise contracts, representing approximately 8,300 rooms, and opened 14 hotels and resorts with approximately 2,700 rooms.

Second Quarter 2012 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2012 of $0.66 compared to $0.77 in the second quarter of 2011. Excluding special items, EPS from continuing operations was $0.70 for the second quarter of 2012, including income from The St. Regis Bal Harbour Resort residential project (“Bal Harbour”), compared to $0.50 in the second quarter of 2011. Special items in the second quarter of 2012, which totaled a charge of $9 million (after-tax), primarily related to costs associated with the early extinguishment of debt. Special items in the second quarter of 2011, which totaled a benefit of $53 million (after-tax), primarily related to a tax benefit associated with the sale of two wholly-owned hotels. Excluding special items, the effective income tax rate in the second quarter of 2012 was 31.5%, including the tax effects associated with income from Bal Harbour, compared to 25.4% in the second quarter of 2011.

Income from continuing operations was $129 million in the second quarter of 2012, compared to $150 million in the second quarter of 2011. Excluding special items, income from continuing operations was $138 million in the second quarter of 2012, including income from Bal Harbour, compared to $97 million in the second quarter of 2011.

Net income was $122 million and $0.62 per share in the second quarter of 2012, compared to $131 million and $0.68 per share in the second quarter of 2011.

Frits van Paasschen, CEO, said, “We kept up our momentum in the second quarter, despite a choppy global economy. Our REVPAR grew 6.9%, with occupancy over a healthy 71%. Despite the uncertain global environment, we expect the trends we saw in our business for the past quarter to continue through the second half of the year.”

“Our approach to an uncertain global marketplace is to be both smart and bold. What we mean by ‘smart’ is having a business model, balance sheet, and cost structure that can weather economic turbulence. At the same time, we are being bold in our efforts to grow our footprint in the right way, and to invest in building guest loyalty to gain more than our fair share of business.”

Six Months Ended June 30, 2012 Earnings Summary

Income from continuing operations was $258 million in the six months ended June 30, 2012 compared to $179 million in the same period in 2011. Excluding special items, income from continuing operations was $262 million in the six months ended June 30, 2012, including income from Bal Harbour, compared to $155 million in the same period in 2011.

Net income was $250 million and $1.27 per share in the six months ended June 30, 2012 compared to $159 million and $0.82 per share in the same period in 2011.

Adjusted EBITDA was $620 million in the six months ended June 30, 2012 compared to $470 million in the same period in 2011.

Second Quarter 2012 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 6.9% in constant dollars (4.2% in actual dollars) compared to the second quarter of 2011. International Systemwide REVPAR for Same-Store Hotels increased 6.3% in constant dollars (0.9% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
North America	7.3%	6.8%
Europe	2.3%	(8.0)%
Asia Pacific	9.3%	7.2%
Africa and the Middle East	11.2%	8.5%
Latin America	6.1%	6.1%

Increases in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	4.5%	(0.5)%
W Hotels	8.8%	7.3%
Westin	7.5%	5.2%
Sheraton	6.3%	4.4%
Le Méridien	6.9%	0.8%
Four Points by Sheraton	7.0%	5.3%
Aloft	9.7%	8.7%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 150 basis points compared to 2011. International gross operating profit margins for Same-Store Company-Operated properties increased 160 basis points. North American Same-Store Company-Operated gross operating profit margins increased approximately 150 basis points, driven by REVPAR increases and cost controls.

Management fees, franchise fees and other income were $222 million, up $21 million, or 10.4% compared to the second quarter of 2011. Management fees increased 13.5% to $126 million and franchise fees increased 6.1% to $52 million. Year-over-year base management fee and franchise fee comparisons were impacted by the conversion of some franchise agreements to management contracts in Germany.

Development

During the second quarter of 2012, the Company signed 34 hotel management and franchise contracts, representing approximately 8,300 rooms, of which 30 are new builds and four are conversions from other brands. At June 30, 2012, the Company had approximately 365 hotels in the active pipeline representing approximately 95,000 rooms.

During the second quarter of 2012, 14 new hotels and resorts (representing approximately 2,700 rooms) entered the system, including The St. Regis Doha (Qatar, 336 rooms), The Westin Xiamen (China, 304 rooms), The Sheraton Madrid Mirasierra Hotel & Spa (Spain, 182 rooms), Four Points by Sheraton Perth (Australia, 277 rooms), and Aloft, Ontario (Canada, 131 rooms). Five properties (representing approximately 1,000 rooms) were removed from the system during the quarter.

Owned, Leased and Consolidated Joint Venture Hotels

Worldwide REVPAR at Starwood branded Same-Store Owned Hotels increased 3.1% in constant dollars (decreased 0.4% in actual dollars) when compared to 2011. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 1.1% in constant dollars (decreased 0.1% actual dollars). Excluding Canada, REVPAR at Starwood branded Same-Store Owned Hotels in North America increased approximately 4%. REVPAR at Canadian owned hotels decreased 6.5% in constant dollars as group business continues to be negatively impacted by the strong Canadian dollar. Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 5.3% in constant dollars (decreased 0.8% in actual dollars).

Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 2.0% in constant dollars (decreased 1.4% in actual dollars) while costs and expenses decreased 0.1% in constant dollars (3.3% in actual dollars) when compared to 2011. Margins at these hotels increased approximately 140 basis points.

Revenues at Starwood branded Same-Store Owned Hotels in North America decreased 0.7% while costs and expenses decreased 1.7% when compared to 2011. Margins at these hotels increased approximately 70 basis points.

Internationally, revenues at Starwood branded Same-Store Owned Hotels increased 3.6% in constant dollars (decreased 2.2% in actual dollars) while costs and expenses increased 0.5% in constant dollars (decreased 5.1% in actual dollars) when compared to 2011. Margins at these hotels increased approximately 220 basis points.

Revenues at owned, leased and consolidated joint venture hotels were $453 million, compared to $478 million in 2011. Expenses at owned, leased and consolidated joint venture hotels were $360 million compared to $381 million in 2011. Second quarter results were negatively impacted by five asset sales that took place since the second quarter of 2011.

Vacation Ownership

Total vacation ownership revenues increased 2.8% to $148 million in the second quarter of 2012 when compared to 2011, primarily due to the timing and recognition of deferred revenues and favorable trends with respect to default rates on notes receivable. Originated contract sales of vacation ownership intervals and numbers of contracts decreased 5.0% and 1.8%, respectively, primarily due to lower closing efficiency partially offset by increased tour flow. The average price per vacation ownership unit sold decreased 2.6% to approximately $14,400, driven by inventory mix.

Residential

The Company’s residential revenues were $168 million compared to $2 million in 2011. The Company realized residential revenues from Bal Harbour during the second quarter of 2012 of $167 million and generated EBITDA of $35 million. During the second quarter of 2012, the Company closed sales of 45 units and realized incremental cash proceeds of $148 million associated with these units. From project inception through June 30, 2012, the Company has closed contracts on approximately 60% of the total residential units.

Selling, General, Administrative and Other

Selling, general, administrative and other expenses decreased 2.3% to $86 million compared to $88 million in 2011, primarily due to changes in foreign exchange rates. The Company continues to target a 4% to 5% increase for the full year.

Capital

Gross capital spending during the quarter included approximately $22 million of maintenance capital and $70 million of development capital.

Share Repurchase

In the second quarter of 2012 and through July 25, the Company repurchased 2.84 million shares at a total cost of approximately $140.0 million. As of July 25 2012, approximately $110.0 million remained available under the Company’s share repurchase authorization.

Balance Sheet

At June 30, 2012, the Company had gross debt of $1.652 billion, excluding $449 million of debt associated with securitized vacation ownership notes receivable. Additionally, the Company had cash and cash equivalents of $410 million (including $140 million of restricted cash), and net debt of $1.242 billion, compared to net debt of $1.383 billion as of March 31, 2012. Net debt at June 30, 2012, including debt and restricted cash ($18 million) associated with securitized vacation ownership notes receivables, was $1.673 billion.

At June 30, 2012, debt was approximately 88% fixed rate and 12% floating rate and its weighted average maturity was 4.4 years with a weighted average interest rate of 7.05%, excluding the securitized debt. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $1.912 billion.

During the second quarter of 2012, the Company redeemed all $495 million of its 6.25% Senior Notes due February 2013. Redemption premiums and other costs associated with the redemption were approximately $15 million. Additionally, the Company prepaid a loan secured by one owned hotel of approximately $52 million.

Outlook

For the Full Year 2012:

•	Including Bal Harbour, which is expected to contribute at least $120 million of EBITDA, adjusted EBITDA is expected to be approximately $1.190 billion to $1.210 billion.

•	Excluding Bal Harbour, adjusted EBITDA is expected to be approximately $1.070 billion to $1.090 billion, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 6% to 8% in constant dollars (approximately 300 basis points lower in dollars at current exchange rates).

•	REVPAR increases at branded Same-Store Owned Hotels Worldwide of 4% to 5% in constant dollars (approximately 300 basis points lower in dollars at current exchange rates).

•	Margins at branded Same-Store Owned Hotels Worldwide increase 100 to 150 basis points.

•	Management fees, franchise fees and other income increase approximately 9% to 11%.

•	Earnings from the Company’s vacation ownership and residential business of approximately $150 million to $155 million.

•	Selling, general and administrative expenses increase 4% to 5%.

•	Full year outlook is negatively impacted by exchange rate shifts and weaker Owned hotel trends in Canada and Argentina

•	Depreciation and amortization is expected to be approximately $285 million.

•

Interest expense is expected to be approximately $192 million, excluding the $15 million of redemption premiums and other costs associated with the Senior Notes redemption in the second quarter of 2012.

•	Including Bal Harbour, full year effective tax rate is expected to be approximately 31%, and cash taxes are expected to be approximately $100 million.

•	Including Bal Harbour, EPS before special items is expected to be approximately $2.49 to $2.56.

•

Full year capital expenditures (excluding vacation ownership and residential inventory) is expected to be approximately $200 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $375 million.

•	Vacation ownership (excluding Bal Harbour) is expected to generate approximately $150 million in positive cash flow. Bal Harbour is expected to generate at least $350 million in net cash flow.

For the three months ended September 30, 2012:

•	Including Bal Harbour, which is expected to contribute at least $5 million of EBITDA, adjusted EBITDA is expected to be approximately $260 million to $270 million.

•	Excluding Bal Harbour, adjusted EBITDA is expected to be approximately $255 million to $265 million, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 6% to 8% in constant dollars (approximately 500 basis points lower in dollars at current exchange rates).

•	REVPAR increases at branded Same-Store Company Owned Hotels Worldwide of 4% to 5% in constant dollars (approximately 500 basis points lower in dollars at current exchange rates).

•	Management fees, franchise fees and other income increase approximately 9% to 11%.

•	Earnings from the Company’s vacation ownership and residential business are flat to up $5 million year over year.

•	Third quarter outlook is negatively impacted by approximately $5 million due to exchange rate shifts and weaker Owned hotel trends in Canada and Argentina.

•	Depreciation and amortization is expected to be approximately $71 million.

•	Interest expense is expected to be approximately $45 million.

•	Including Bal Harbour, income from continuing operations is expected to be approximately $99 million to $106 million, reflecting an effective tax rate of approximately 31%.

•	Including Bal Harbour, EPS is expected to be approximately $0.50 to $0.54.

Special Items

The Company’s special items netted to a charge of $16 million ($9 million after-tax) in the second quarter of 2012 compared to a benefit of $2 million ($53 million after-tax) in the same period of 2011.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended June 30,			Six Months Ended June 30,
2012	2011		2012	2011
$138	$97	Income from continuing operations before special items	$262	$155

$0.70	$0.50	EPS before special items	$1.33	$0.80

		Special Items
—	—	Restructuring, goodwill impairment, and other special (charges) credits, net (a)	11	—
(1)	2	Gain (loss) on asset dispositions and impairments, net (b)	(8)	(31)
(15)	—	Debt extinguishment (c)	(15)	—

(16)	2	Total special items – pre-tax	(12)	(31)
7	—	Income tax benefit (expense) for special items (d)	8	—
—	51	Income tax benefit (expense) associated with dispositions (e)	—	55

(9)	53	Total special items – after-tax	(4)	24

$129	$150	Income from continuing operations	$258	$179

$0.66	$0.77	EPS including special items	$1.31	$0.92

(a)	During the six months ended June 30, 2012, the Company recorded a favorable adjustment of $11 million to reverse a portion of a litigation reserve.
(b)	During the three months ended June 30, 2012, the net loss primarily relates to asset disposals. The six months ended June 30, 2012 includes the net loss primarily related to the sale of one wholly-owned hotel.

During the three months ended June 30, 2011, the net gain primarily relates to the sale of non-core assets. During the six months ended June 30, 2011, the net loss primarily related to an impairment of a minority investment in a joint venture hotel located in Japan.

(c)	During the three and six months ended June 30, 2012, the net charges are associated with the redemption of approximately $495 million of senior notes.
(d)	During the three and six months ended June 30, 2012, the benefit primarily represents income tax benefits on special items at the statutory rate.
(e)	During the three and six months ended June 30, 2011, the benefit relates primarily to the sale of two wholly-owned hotels with high tax bases as a result of a previous transaction.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the second quarter financial results at 10:30 a.m. EDT today at (866) 921-0636 with conference ID 86194681. The conference call will be available through a simultaneous webcast in the News & Events section of the Company’s website at http://www.starwoodhotels.com/corporate/investor_relations.html. A replay of the conference call will also be available from 1:30 p.m. EDT today through Thursday, August 2, 2012 at 12:00 midnight EDT by telephone at (855) 859-2056 with conference ID 86194681. A webcast replay will be active beginning at 1:30 p.m. EDT today and will run for one year.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company-Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned, leased and managed hotels. References to Systemwide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,112 properties in nearly 100 countries and 154,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, and ElementSM. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

Three Months Ended June 30,				Six Months Ended June 30,
2012	2011	% Variance		2012	2011	% Variance
			Revenues
$453	$478	(5.2)	Owned, leased and consolidated joint venture hotels	$855	$888	(3.7)
316	146	n/m	Vacation ownership and residential sales and services	830	299	n/m
222	201	10.4	Management fees, franchise fees and other income	423	378	11.9
627	601	4.3	Other revenues from managed and franchised properties (a)	1,225	1,156	6.0

1,618	1,426	13.5		3,333	2,721	22.5
			Costs and Expenses
360	381	5.5	Owned, leased and consolidated joint venture hotels	709	742	4.4
241	112	n/m	Vacation ownership and residential	634	223	n/m
86	88	2.3	Selling, general, administrative and other	182	168	(8.3)
—	—	—	Restructuring, goodwill impairment and other special charges (credits), net	(11)	—	n/m
56	60	6.7	Depreciation	113	120	5.8
6	7	14.3	Amortization	12	15	20.0
627	601	(4.3)	Other expenses from managed and franchised properties (a)	1,225	1,156	(6.0)

1,376	1,249	(10.2)		2,864	2,424	(18.2)
242	177	36.7	Operating income	469	297	57.9
5	7	(28.6)	Equity (losses) earnings and gains and (losses) from unconsolidated ventures, net	15	11	36.4
(61)	(52)	(17.3)	Interest expense, net of interest income of $1, $0, $1 and $1	(110)	(106)	(3.8)
(1)	2	n/m	Gain (loss) on asset dispositions and impairments, net	(8)	(31)	(74.2)

185	134	38.1	Income from continuing operations before taxes and noncontrolling interests	366	171	n/m
(56)	16	n/m	Income tax benefit (expense)	(108)	6	n/m

129	150	(14.0)	Income (loss) from continuing operations	258	177	45.8
			Discontinued Operations:
(7)	(19)	63.2	Gain (loss) on dispositions, net of tax	(8)	(20)	(60.0)

122	131	(6.9)	Net income (loss)	250	157	59.2
—	—	—	Net loss (income) attributable to noncontrolling interests	—	2	(100.0)

$122	$131	(6.9)	Net income (loss) attributable to Starwood	$250	$159	57.2

			Earnings (Losses) Per Share – Basic
$0.67	$0.79	(15.2)	Continuing operations	$1.34	$0.95	41.1
(0.04)	(0.10)	(60.0)	Discontinued operations	(0.04)	(0.11)	(63.6)

$0.63	$0.69	(8.7)	Net income (loss)	$1.30	$0.84	54.8

			Earnings (Losses) Per Share – Diluted
$0.66	$0.77	(14.3)	Continuing operations	$1.31	$0.92	42.4
(0.04)	(0.09)	(55.6)	Discontinued operations	(0.04)	(0.10)	(60.0)

$0.62	$0.68	(8.8)	Net income (loss)	$1.27	$0.82	54.9

			Amounts attributable to Starwood’s Common Stockholders
$129	$150	(14.0)	Continuing operations	$258	$179	44.1
(7)	(19)	(63.2)	Discontinued operations	(8)	(20)	(60.0)

$122	$131	(6.9)	Net income (loss)	$250	$159	(57.2)

195	189		Weighted average number of shares	193	188

198	195		Weighted average number of shares assuming dilution	197	195

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	June 30, 2012		December 31, 2011
	(unaudited	)
Assets
Current assets:
Cash and cash equivalents	$270		$454
Restricted cash	155		232
Accounts receivable, net of allowance for doubtful accounts of $48 and $46	597		569
Inventories	461		812
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $9 and $10	60		64
Current deferred tax asset	279		278
Prepaid expenses and other	158		125

Total current assets	1,980		2,534
Investments	267		259
Plant, property and equipment, net	3,187		3,175
Assets held for sale, net	117		127
Goodwill and intangible assets, net	2,027		2,025
Deferred tax assets	613		639
Other assets (a)	417		355
Securitized vacation ownership notes receivable	381		446

Total assets	$8,989		$9,560

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$—		$3
Accounts payable	104		144
Current maturities of long-term securitized vacation ownership debt	117		130
Accrued expenses	1,117		1,177
Accrued salaries, wages and benefits	336		375
Accrued taxes and other	149		163

Total current liabilities	1,823		1,992
Long-term debt (b)	1,652		2,194
Long-term securitized vacation ownership debt	332		402
Deferred income taxes	45		46
Other liabilities	1,902		1,971

Total liabilities	5,754		6,605
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 197,267,943 and 195,913,400 shares at June 30, 2012 and December 31, 2011, respectively	2		2
Additional paid-in capital	999		963
Accumulated other comprehensive loss	(358)		(348)
Retained earnings	2,587		2,337

Total Starwood stockholders’ equity	3,230		2,954
Noncontrolling interest	5		1

Total stockholders’ equity	3,235		2,955

Total liabilities and stockholders’ equity	$8,989		$9,560

(a)	Includes restricted cash of $3 million and $2 million at June 30, 2012 and December 31, 2011, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $418 million and $432 million at June 30, 2012 and December 31, 2011, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

Three Months Ended June 30,				Six Months Ended June 30,
2012	2011	% Variance		2012	2011	% Variance
			Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
$122	$131	(6.9)	Net income (loss)	$250	$159	57.2
67	54	24.1	Interest expense (a)	116	113	2.7
54	(15)	n/m	Income tax (benefit) expense (b)	107	(4)	n/m
63	67	(6.0)	Depreciation (c)	127	135	(5.9)
7	9	(22.2)	Amortization (d)	14	18	(22.2)

313	246	27.2	EBITDA	614	421	45.8
1	(2)	n/m	(Gain) loss on asset dispositions and impairments, net	8	31	(74.2)
9	18	(50.0)	Discontinued operations (gain) loss on dispositions	9	18	(50.0)
—	—	—	Restructuring, goodwill impairment and other special charges (credits), net	(11)	—	n/m

$323	$262	23.3	Adjusted EBITDA	$620	$470	31.9

(a)	Includes $5 million and $2 million of Starwood’s share of interest expense of unconsolidated joint ventures for the three months ended June 30, 2012 and 2011, respectively, and $5 million and $6 million for the six months ended June 30, 2012 and 2011, respectively.
(b)	Includes $(2) million and $1 million of tax expense (benefit) recorded in discontinued operations for the three months ended June 30, 2012 and 2011, respectively, and $(1) million and $2 million for the six months ended June 30, 2012 and 2011, respectively.
(c)	Includes $7 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for each of the three months ended June 30, 2012 and 2011, respectively, and $14 million and $15 million for the six months ended June 30, 2012 and 2011, respectively.
(d)	Includes $1 million and $2 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended June 30, 2012 and 2011, respectively, and $2 million and $3 million for the six months ended June 30, 2012 and 2011, respectively.

Non-GAAP to GAAP Reconciliations – Branded Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended June 30, 2012
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$(5)	(1.4)%
Impact of changes in foreign exchange rates	13	3.4%

Revenue increase/(decrease) in constant dollars	$8	2.0%

Expense
Expense increase/(decrease) (GAAP)	$(10)	(3.3)%
Impact of changes in foreign exchange rates	10	3.2%

Expense increase/(decrease) in constant dollars	$—	(0.1)%

Non-GAAP to GAAP Reconciliation –

Earnings from Vacation Ownership and Residential Business

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	$ Variance	2012	2011	$ Variance
Earnings from vacation ownership and residential	$75	$34	$41	$196	$76	$120
Depreciation expense	(4)	(5)	1	(9)	(12)	3

Operating income from vacation ownership and residential	$71	$29	$42	$187	$64	$123

Non-GAAP to GAAP Reconciliation –

Earnings from Bal Harbour

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	$ Variance	2012	2011	$ Variance
Earnings from Bal Harbour	$35	$(3)	$38	$113	$(5)	$118
Depreciation expense	—	—	—	—	—	—

Operating income from Bal Harbour	$35	$(3)	$38	$113	$(5)	$118

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Three Months Ended September 30, 2012		Year Ended December 31, 2012
$99	Net income	$479
45	Interest expense	192
45	Income tax expense(a)	213
71	Depreciation and amortization	285

260	EBITDA	1,169
—	Restructuring, goodwill impairment and other special charges (credits), net	(11)
—	(Gain) loss on asset dispositions and impairments, net	8
—	Debt extinguishment	15
—	Discontinued operations (gain) loss on dispositions	9

$260	Adjusted EBITDA	$1,190

Three Months Ended September 30, 2012		Year Ended December 31, 2012
$99	Income from continuing operations before special items	$491

$0.50	EPS before special items	$2.49

	Special Items
—	Restructuring and other special credits	11
—	Gain (loss) on asset dispositions and impairments, net	(8)
—	Debt extinguishment	(15)

—	Total special items – pre-tax	(12)
—	Income tax benefit associated with special items	8

—	Total special items – after-tax	(4)

$99	Income from continuing operations	$487

$0.50	EPS including special items	$2.47

High Case

Three Months Ended September 30, 2012		Year Ended December 31, 2012
$106	Net income	$493
45	Interest expense	192
48	Income tax expense(a)	219
71	Depreciation and amortization	285

270	EBITDA	1,189
—	Restructuring, goodwill impairment and other special charges (credits), net	(11)
—	(Gain) loss on asset dispositions and impairments, net	8
—	Debt extinguishment	15
—	Discontinued operations (gain) loss on dispositions	9

$270	Adjusted EBITDA	$1,210

Three Months Ended September 30, 2012		Year Ended December 31, 2012
$106	Income from continuing operations before special items	$505

$0.54	EPS before special items	$2.56

	Special Items
—	Restructuring and other special credits	11
—	Gain (loss) on asset dispositions and impairments, net	(8)
—	Debt extinguishment	(15)

—	Total special items – pre-tax	(12)
—	Income tax benefit associated with special items	8

—	Total special items – after-tax	(4)

$106	Income from continuing operations	$501

$0.54	EPS including special items	$2.54

(a)	The full year amounts include a $1 million tax benefit recorded in discontinued operations.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Vacation Ownership and Residential Business

Excluding Bal Harbour

(In millions)

Low Case

	Three Months Ended September 30,
	2012	2011	$ Variance
Earnings from vacation ownership and residential	$33	$33	$—
Depreciation expense	(5)	(5)	—

Operating income from vacation ownership and residential	$28	$28	$—

Three Months Ended September 30, 2012		Year Ended December 31, 2012
$33	Earnings from vacation ownership and residential	$150
(5)	Depreciation expense	(20)

$28	Operating income from vacation ownership and residential	$130

High Case

	Three Months Ended September 30,
	2012	2011	$ Variance
Earnings from vacation ownership and residential	$38	$33	$5
Depreciation expense	(5)	(5)	—

Operating income from vacation ownership and residential	$33	$28	$5

Three Months Ended September 30, 2012		Year Ended December 31, 2012
$38	Earnings from vacation ownership and residential	$155
(5)	Depreciation expense	(20)

$33	Operating income from vacation ownership and residential	$135

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Bal Harbour

(In millions)

	Three Months Ended September 30,
	2012	2011	$ Variance
Earnings from Bal Harbour	$5	$(2)	$7
Depreciation expense	—	—	—

Operating income from Bal Harbour	$5	$(2)	$7

Year Ended December 31, 2012
Earnings from Bal Harbour	$120
Depreciation expense	—

Operating income from Bal Harbour	$120

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

Three Months Ended June 30,				Six Months Ended June 30,
2012	2011	% Variance	Same-Store Owned Hotels Worldwide	2012	2011	% Variance
			Revenue
$399	$402	(0.7)	Same-Store Owned Hotels (a)	$739	$728	1.5
—	26	(100.0)	Hotels Sold or Closed in 2012 and 2011	2	57	(96.5)
47	42	11.9	Hotels Without Comparable Results	100	89	12.4
7	8	(12.5)	Other ancillary hotel operations	14	14	—

$453	$478	(5.2)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$855	$888	(3.7)

			Costs and Expenses
$306	$315	2.9	Same-Store Owned Hotels (a)	$590	$592	0.3
—	22	100.0	Hotels Sold or Closed in 2012 and 2011	2	52	96.2
47	37	(27.0)	Hotels Without Comparable Results	104	84	(23.8)
7	7	—	Other ancillary hotel operations	13	14	7.1

$360	$381	5.5	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$709	$742	4.4

Three Months Ended June 30,				Six Months Ended June 30,
2012	2011	% Variance	Same-Store Owned Hotels North America	2012	2011	% Variance
			Revenue
$222	$221	0.5	Same-Store Owned Hotels (a)	$429	$421	1.9
—	21	(100.0)	Hotels Sold or Closed in 2012 and 2011	2	48	(95.8)
35	24	45.8	Hotels Without Comparable Results	69	51	35.3
—	—	—	Other ancillary hotel operations	—	—	—

$257	$266	(3.4)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$500	$520	(3.8)

			Costs and Expenses
$176	$178	1.1	Same-Store Owned Hotels (a)	$351	$349	(0.6)
—	17	100.0	Hotels Sold or Closed in 2012 and 2011	2	43	95.3
34	24	(41.7)	Hotels Without Comparable Results	70	48	(45.8)
1	—	n/m	Other ancillary hotel operations	1	—	n/m

$211	$219	3.7	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$424	$440	3.6

Three Months Ended June 30,				Six Months Ended June 30,
2012	2011	% Variance	Same-Store Owned Hotels International	2012	2011	% Variance
			Revenue
$177	$181	(2.2)	Same-Store Owned Hotels (a)	$310	$307	1.0
—	5	(100.0)	Hotels Sold or Closed in 2012 and 2011	—	9	(100.0)
12	18	(33.3)	Hotels Without Comparable Results	31	38	(18.4)
7	8	(12.5)	Other ancillary hotel operations	14	14	—

$196	$212	(7.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$355	$368	(3.5)

			Costs and Expenses
$130	$137	5.1	Same-Store Owned Hotels (a)	$239	$243	1.6
—	5	100.0	Hotels Sold or Closed in 2012 and 2011	—	9	100.0
13	13	—	Hotels Without Comparable Results	34	36	5.6
6	7	14.3	Other ancillary hotel operations	12	14	14.3

$149	$162	8.0	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$285	$302	5.6

(a)	Same-Store Owned Hotel results exclude five hotels sold and 11 hotels without comparable results for the three months ended June 30, 2012 and five hotels sold and 12 hotels without comparable results for the six months ended June 30, 2012.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Three Months Ended June 30,

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2012	2011	Variance	2012	2011	Variance	2012	2011	Variance

TOTAL HOTELS
REVPAR ($)	121.82	116.86	4.2%	123.66	115.80	6.8%	119.37	118.28	0.9%
ADR ($)	170.41	169.47	0.6%	163.32	157.28	3.8%	181.27	188.52	(3.8%)
Occupancy (%)	71.5%	69.0%	2.5	75.7%	73.6%	2.1	65.8%	62.7%	3.1

SHERATON
REVPAR ($)	101.37	97.11	4.4%	103.58	97.53	6.2%	98.61	96.57	2.1%
ADR ($)	145.48	144.13	0.9%	138.79	134.97	2.8%	155.29	157.60	(1.5%)
Occupancy (%)	69.7%	67.4%	2.3	74.6%	72.3%	2.3	63.5%	61.3%	2.2

WESTIN
REVPAR ($)	138.06	131.22	5.2%	135.42	127.70	6.0%	144.81	140.18	3.3%
ADR ($)	184.38	180.64	2.1%	176.62	169.28	4.3%	205.98	213.86	(3.7%)
Occupancy (%)	74.9%	72.6%	2.3	76.7%	75.4%	1.3	70.3%	65.5%	4.8

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	196.01	197.04	(0.5%)	233.40	207.93	12.2%	175.92	191.15	(8.0%)
ADR ($)	301.86	307.52	(1.8%)	314.11	292.84	7.3%	293.69	316.87	(7.3%)
Occupancy (%)	64.9%	64.1%	0.8	74.3%	71.0%	3.3	59.9%	60.3%	(0.4)

LE MERIDIEN
REVPAR ($)	135.66	134.55	0.8%	226.93	216.22	5.0%	125.63	125.55	0.1%
ADR ($)	188.11	199.45	(5.7%)	259.99	246.23	5.6%	178.32	192.52	(7.4%)
Occupancy (%)	72.1%	67.5%	4.6	87.3%	87.8%	(0.5)	70.5%	65.2%	5.3

W
REVPAR ($)	225.40	210.02	7.3%	214.87	203.07	5.8%	254.47	229.22	11.0%
ADR ($)	282.33	273.36	3.3%	264.98	255.69	3.6%	333.15	329.06	1.2%
Occupancy (%)	79.8%	76.8%	3.0	81.1%	79.4%	1.7	76.4%	69.7%	6.7

FOUR POINTS
REVPAR ($)	81.38	77.30	5.3%	83.30	77.44	7.6%	78.45	77.08	1.8%
ADR ($)	115.68	114.14	1.3%	113.24	109.16	3.7%	119.88	122.88	(2.4%)
Occupancy (%)	70.4%	67.7%	2.7	73.6%	70.9%	2.7	65.4%	62.7%	2.7

ALOFT
REVPAR ($)	77.24	71.03	8.7%	81.71	74.75	9.3%
ADR ($)	105.15	103.89	1.2%	108.71	104.54	4.0%
Occupancy (%)	73.5%	68.4%	5.1	75.2%	71.5%	3.7

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results - Same Store

For the Three Months Ended June 30,

UNAUDITED

	Systemwide (1)			Company-Operated (2)
	2012	2011	Variance	2012	2011	Variance

TOTAL WORLDWIDE
REVPAR ($)	121.82	116.86	4.2%	136.21	131.11	3.9%
ADR ($)	170.41	169.47	0.6%	192.00	191.60	0.2%
Occupancy (%)	71.5%	69.0%	2.5	70.9%	68.4%	2.5

NORTH AMERICA
REVPAR ($)	123.66	115.80	6.8%	152.50	143.57	6.2%
ADR ($)	163.32	157.28	3.8%	197.39	189.90	3.9%
Occupancy (%)	75.7%	73.6%	2.1	77.3%	75.6%	1.7

EUROPE
REVPAR ($)	157.54	171.20	(8.0%)	170.56	183.76	(7.2%)
ADR ($)	225.89	243.00	(7.0%)	240.02	256.27	(6.3%)
Occupancy (%)	69.7%	70.5%	(0.8)	71.1%	71.7%	(0.6)

AFRICA & MIDDLE EAST
REVPAR ($)	110.30	101.63	8.5%	110.12	102.01	8.0%
ADR ($)	168.65	176.54	(4.5%)	169.32	178.29	(5.0%)
Occupancy (%)	65.4%	57.6%	7.8	65.0%	57.2%	7.8

ASIA PACIFIC
REVPAR ($)	103.59	96.60	7.2%	105.33	97.08	8.5%
ADR ($)	160.78	160.03	0.5%	161.86	159.10	1.7%
Occupancy (%)	64.4%	60.4%	4.0	65.1%	61.0%	4.1

LATIN AMERICA
REVPAR ($)	96.36	90.79	6.1%	103.09	93.80	9.9%
ADR ($)	155.51	153.82	1.1%	171.49	159.45	7.6%
Occupancy (%)	62.0%	59.0%	3.0	60.1%	58.8%	1.3

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results - Same Store (1)

For the Three Months Ended June 30,

UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2012	2011	Variance	2012	2011	Variance	2012	2011	Variance
TOTAL HOTELS	48 Hotels			23 Hotels			25 Hotels
REVPAR ($)	172.34	171.91	0.3%	176.01	174.06	1.1%	167.94	169.33	(0.8%)
ADR ($)	230.75	231.02	(0.1%)	224.71	222.05	1.2%	238.82	243.12	(1.8%)
Occupancy (%)	74.7%	74.4%	0.3	78.3%	78.4%	(0.1)	70.3%	69.6%	0.7

Total Revenue	398,663	402,189	(0.9%)	221,573	221,043	0.2%	177,089	181,146	(2.2%)
Total Expenses	305,765	315,015	2.9%	176,071	178,350	1.3%	129,694	136,665	5.1%

BRANDED HOTELS	43 Hotels			18 Hotels			25 Hotels
REVPAR ($)	174.84	175.61	(0.4%)	181.65	181.82	(0.1%)	167.94	169.33	(0.8%)
ADR ($)	232.17	233.37	(0.5%)	226.40	225.07	0.6%	238.82	243.12	(1.8%)
Occupancy (%)	75.3%	75.2%	0.1	80.2%	80.8%	(0.6)	70.3%	69.6%	0.7

Total Revenue	374,329	379,819	(1.4%)	197,240	198,673	(0.7%)	177,089	181,146	(2.2%)
Total Expenses	286,403	296,064	3.3%	156,709	159,399	1.7%	129,694	136,665	5.1%

(1)	Hotel Results exclude five hotels sold and 11 hotels without comparable results during 2011 & 2012
*	Revenues & Expenses above are represented in '000's

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended June 30,

UNAUDITED ($ millions)

	Worldwide
	2012	2011	$ Variance	% Variance

Management Fees:
Base Fees	85	79	6	7.6%
Incentive Fees	41	32	9	28.1%

Total Management Fees	126	111	15	13.5%

Franchise Fees	52	49	3	6.1%

Total Management & Franchise Fees	178	160	18	11.3%

Other Management & Franchise Revenues (1)	37	31	6	19.4%

Total Management & Franchise Revenues	215	191	24	12.6%

Other	7	10	(3)	(30.0%)

Management Fees, Franchise Fees & Other Income	222	201	21	10.4%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $22 in 2012 and $21 in 2011, resulting from the sales of hotels subject to long-term management contracts and termination fees.

Vacation Ownership & Residential Revenues and Expenses

For the Three Months Ended June 30,

UNAUDITED ($ millions)

	2012	2011	$ Variance	% Variance

Originated Sales Revenues (1) – Vacation Ownership Sales	76	80	(4)	(5.0%)
Other Sales and Services Revenues (2)	72	70	2	2.9%
Deferred Revenues – Percentage of Completion	2	—	2	n/m
Deferred Revenues – Other (3)	(2)	(6)	4	66.7%

Vacation Ownership Sales and Services Revenues	148	144	4	2.8%
Residential Sales and Services Revenues (4)	168	2	166	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	316	146	170	n/m

Originated Sales Expenses (5) – Vacation Ownership Sales	52	54	2	3.7%
Other Expenses (6)	52	53	1	1.9%
Deferred Expenses – Percentage of Completion	2	—	(2)	n/m
Deferred Expenses – Other	3	3	0	—

Vacation Ownership Expenses	109	110	1	0.9%
Residential Expenses (4)	132	2	(130)	n/m

Total Vacation Ownership & Residential Expenses	241	112	(129)	n/m

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2012, includes $167 million of revenues and $132 million expenses associated with the St. Regis Bal Harbour residential project
(5)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion ("POC") of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics - Same Store

For the Six Months Ended June 30,

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2012	2011	Variance	2012	2011	Variance	2012	2011	Variance

TOTAL HOTELS
REVPAR ($)	116.25	110.79	4.9%	116.58	108.94	7.0%	115.81	113.30	2.2%
ADR ($)	169.77	167.80	1.2%	162.36	157.06	3.4%	180.99	184.17	(1.7%)
Occupancy (%)	68.5%	66.0%	2.5	71.8%	69.4%	2.4	64.0%	61.5%	2.5

SHERATON
REVPAR ($)	97.44	92.90	4.9%	97.20	91.11	6.7%	97.74	95.13	2.7%
ADR ($)	146.86	144.61	1.6%	138.29	134.38	2.9%	159.04	159.06	(0.0%)
Occupancy (%)	66.3%	64.2%	2.1	70.3%	67.8%	2.5	61.5%	59.8%	1.7

WESTIN
REVPAR ($)	133.02	125.37	6.1%	130.63	122.77	6.4%	139.20	132.10	5.4%
ADR ($)	183.99	180.27	2.1%	177.31	171.12	3.6%	202.58	206.89	(2.1%)
Occupancy (%)	72.3%	69.5%	2.8	73.7%	71.7%	2.0	68.7%	63.9%	4.8

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	187.05	185.48	0.8%	227.33	208.38	9.1%	165.31	173.06	(4.5%)
ADR ($)	295.90	299.99	(1.4%)	320.19	304.24	5.2%	280.13	297.28	(5.8%)
Occupancy (%)	63.2%	61.8%	1.4	71.0%	68.5%	2.5	59.0%	58.2%	0.8

LE MERIDIEN
REVPAR ($)	128.21	125.47	2.2%	198.49	188.85	5.1%	120.46	118.45	1.7%
ADR ($)	185.51	190.74	(2.7%)	240.37	229.98	4.5%	178.12	185.16	(3.8%)
Occupancy (%)	69.1%	65.8%	3.3	82.6%	82.1%	0.5	67.6%	64.0%	3.6

W
REVPAR ($)	207.36	193.98	6.9%	197.81	184.13	7.4%	242.22	229.90	5.4%
ADR ($)	270.42	261.11	3.6%	254.92	245.83	3.7%	330.24	319.11	3.5%
Occupancy (%)	76.7%	74.3%	2.4	77.6%	74.9%	2.7	73.3%	72.0%	1.3

FOUR POINTS
REVPAR ($)	79.42	75.18	5.6%	76.10	71.17	6.9%	84.84	81.71	3.8%
ADR ($)	117.25	114.61	2.3%	110.19	106.87	3.1%	129.41	127.74	1.3%
Occupancy (%)	67.7%	65.6%	2.1	69.1%	66.6%	2.5	65.6%	64.0%	1.6

ALOFT
REVPAR ($)	74.39	68.64	8.4%	75.60	69.07	9.5%
ADR ($)	106.47	106.63	(0.2%)	107.47	105.22	2.1%
Occupancy (%)	69.9%	64.4%	5.5	70.3%	65.6%	4.7

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results - Same Store

For the Six Months Ended June 30,

UNAUDITED

	Systemwide (1)			Company-Operated (2)
	2012	2011	Variance	2012	2011	Variance

TOTAL WORLDWIDE
REVPAR ($)	116.25	110.79	4.9%	131.08	125.02	4.8%
ADR ($)	169.77	167.80	1.2%	191.22	188.75	1.3%
Occupancy (%)	68.5%	66.0%	2.5	68.5%	66.2%	2.3

NORTH AMERICA
REVPAR ($)	116.58	108.94	7.0%	145.54	136.08	7.0%
ADR ($)	162.36	157.06	3.4%	196.98	188.99	4.2%
Occupancy (%)	71.8%	69.4%	2.4	73.9%	72.0%	1.9

EUROPE
REVPAR ($)	134.81	142.93	(5.7%)	145.48	153.42	(5.2%)
ADR ($)	210.73	223.75	(5.8%)	222.27	235.29	(5.5%)
Occupancy (%)	64.0%	63.9%	0.1	65.4%	65.2%	0.2

AFRICA & MIDDLE EAST
REVPAR ($)	117.39	111.15	5.6%	117.61	111.83	5.2%
ADR ($)	180.49	186.36	(3.1%)	181.64	188.27	(3.5%)
Occupancy (%)	65.0%	59.6%	5.4	64.7%	59.4%	5.3

ASIA PACIFIC
REVPAR ($)	106.67	100.29	6.4%	107.80	100.06	7.7%
ADR ($)	166.60	164.41	1.3%	167.75	163.40	2.7%
Occupancy (%)	64.0%	61.0%	3.0	64.3%	61.2%	3.1

LATIN AMERICA
REVPAR ($)	101.71	92.15	10.4%	110.23	96.71	14.0%
ADR ($)	163.11	153.78	6.1%	175.05	160.60	9.0%
Occupancy (%)	62.4%	59.9%	2.5	63.0%	60.2%	2.8

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results - Same Store (1)

For the Six Months Ended June 30,

UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2012	2011	Variance	2012	2011	Variance	2012	2011	Variance
TOTAL HOTELS	47 Hotels			23 Hotels			24 Hotels
REVPAR ($)	159.67	156.06	2.3%	167.58	163.45	2.5%	149.83	146.89	2.0%
ADR ($)	222.01	218.97	1.4%	223.37	218.26	2.3%	220.15	219.97	0.1%
Occupancy (%)	71.9%	71.3%	0.6	75.0%	74.9%	0.1	68.1%	66.8%	1.3

Total Revenue	739,495	728,289	1.5%	429,370	420,960	2.0%	310,124	307,329	0.9%
Total Expenses	589,773	592,267	0.4%	351,072	349,381	(0.5%)	238,701	242,886	1.7%

BRANDED HOTELS	42 Hotels			18 Hotels			24 Hotels
REVPAR ($)	162.82	159.87	1.8%	175.20	172.27	1.7%	149.83	146.89	2.0%
ADR ($)	224.00	220.95	1.4%	227.24	221.76	2.5%	220.15	219.97	0.1%
Occupancy (%)	72.7%	72.4%	0.3	77.1%	77.7%	(0.6)	68.1%	66.8%	1.3

Total Revenue	695,598	687,716	1.1%	385,473	380,387	1.3%	310,124	307,329	0.9%
Total Expenses	551,333	554,543	0.6%	312,632	311,657	(0.3%)	238,701	242,886	1.7%

(1)	Hotel Results exclude five hotels sold and 12 hotels without comparable results during 2011 & 2012
*	Revenues & Expenses above are represented in '000's

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Six Months Ended June 30,

UNAUDITED ($ millions)

	Worldwide
	2012	2011	$ Variance	% Variance

Management Fees:
Base Fees	161	146	15	10.3%
Incentive Fees	80	62	18	29.0%

Total Management Fees	241	208	33	15.9%

Franchise Fees	97	92	5	5.4%

Total Management & Franchise Fees	338	300	38	12.7%

Other Management & Franchise Revenues (1)	73	63	10	15.9%

Total Management & Franchise Revenues	411	363	48	13.2%

Other	12	15	(3)	(20.0%)

Management Fees, Franchise Fees & Other Income	423	378	45	11.9%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $43 in 2012 and $42 in 2011, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Six Months Ended June 30,

UNAUDITED ($ millions)

	2012	2011	$ Variance	% Variance

Originated Sales Revenues (1) – Vacation Ownership Sales	159	162	(3)	(1.9%)
Other Sales and Services Revenues (2)	142	136	6	4.4%
Deferred Revenues – Percentage of Completion	3	—	3	n/m
Deferred Revenues – Other (3)	(4)	(7)	3	42.9%

Vacation Ownership Sales and Services Revenues	300	291	9	3.1%
Residential Sales and Services Revenues (4)	530	8	522	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	830	299	531	n/m

Originated Sales Expenses (5) – Vacation Ownership Sales	111	112	1	0.9%
Other Expenses (6)	105	101	(4)	(4.0%)
Deferred Expenses – Percentage of Completion	2	—	(2)	n/m
Deferred Expenses – Other	6	6	—	—

Vacation Ownership Expenses	224	219	(5)	(2.3%)
Residential Expenses (4)	410	4	(406)	n/m

Total Vacation Ownership & Residential Expenses	634	223	(411)	n/m

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2012, includes $523 million of revenues and $410 million expenses associated with the St. Regis Bal Harbour residential project
(5)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion ("POC") of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Hotels without Comparable Results & Other Selected Items

As of June 30, 2012

UNAUDITED ($ millions)

Properties without comparable results in 2012 and 2011:
Property	Location
The Westin Peachtree Plaza	Atlanta, GA
St. Regis Bal Harbour	Bal Harbour, FL
Sheraton Kauai Resort	Koloa, HI
Grand Hotel—Florence	Florence, Italy
W London—Leicester Square	London, England
Clarion Hotel	Millbrae, CA
W New Orleans—French Quarter	New Orleans, LA
Sheraton Suites Philadelphia Airport	Philadelphia, PA
Hotel Maria Cristina	San Sebastian, Spain
Hotel Alfonso XIII	Seville, Spain
Four Points Tucson	Tucson, AZ
Hotel Gritti Palace	Venice, Italy
Properties sold or closed in 2012 and 2011:

Property	Location
Atlanta Perimeter	Atlanta, GA
Boston Park Plaza	Boston, MA
W City Center	Chicago, IL
The Westin Gaslamp Quarter	San Diego, CA
Hotel Bristol	Vienna, Austria

Revenues and Expenses Associated with Assets Sold or Closed in 2012 and 2011: (1)

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2011:
2011
Revenues	$28	$23	$5	$—	$56
Expenses (excluding depreciation)	$28	$19	$4	$(1)	$50

Hotels Sold or Closed in 2012:
2012
Revenues	$2	$—	$—	$—	$2
Expenses (excluding depreciation)	$2	$—	$—	$—	$2

2011
Revenues	$3	$3	$2	$2	$10
Expenses (excluding depreciation)	$2	$3	$3	$2	$10

_________________
(1)	Results consist of one hotel sold in 2012 and four hotels sold in 2011. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in the statements of income for 2012 and 2011.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three and Six Months Ended June 30, 2012

UNAUDITED ($ millions)

	Q2	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	5	16
Corporate/IT	17	35

Subtotal	22	51

Vacation Ownership and Residential Capital Expenditures:
Net capital expenditures for inventory (excluding St. Regis Bal Harbour) (2)	(9)	(20)
Capital expenditures for inventory—St. Regis Bal Harbour	5	17

Subtotal	(4)	(3)

Development Capital	70	120

Total Capital Expenditures	88	168

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $9 and $19 in the three and six months ended June 30, 2012, respectively, less cost of sales of $18 and $39 in the three and six months ended June 30, 2012, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2012 Divisional Hotel Inventory Summary by Ownership by Brand*

As of June 30, 2012

	NAD		EUROPE		AME		LAD		ASIA		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	6	3,528	4	705	—	—	5	2,699	2	821	17	7,753
Westin	4	2,399	3	650	—	—	3	902	1	273	11	4,224
Four Points	2	327	—	—	—	—	—	—	—	—	2	327
W	5	1,795	2	665	—	—	—	—	—	—	7	2,460
Luxury Collection	1	643	5	584	—	—	1	181	—	—	7	1,408
St. Regis	3	725	2	261	—	—	—	—	1	160	6	1,146
Aloft	2	272	—	—	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	—	—	1	123
Other	6	1,654	—	—	—	—	—	—	—	—	6	1,654

Total Owned	30	11,466	16	2,865	—	—	9	3,782	4	1,254	59	19,367

Managed & UJV
Sheraton	37	26,283	41	11,936	31	8,624	15	2,950	74	26,549	198	76,342
Westin	54	28,377	12	4,098	4	1,086	3	886	29	9,669	102	44,116
Four Points	1	171	6	1,013	7	1,329	4	517	18	5,560	36	8,590
W	23	6,890	3	364	1	441	2	433	6	1,437	35	9,565
Luxury Collection	4	1,648	19	2,996	5	1,384	7	290	7	1,536	42	7,854
St. Regis	9	1,811	2	223	2	713	2	309	8	2,048	23	5,104
Le Meridien	4	607	21	6,173	31	7,073	—	—	26	7,249	82	21,102
Aloft	—	—	2	399	1	408	2	292	6	1,327	11	2,426
Other	1	773	1	165	—	—	—	—	—	—	2	938

Total Managed & UJV	133	66,560	107	27,367	82	21,058	35	5,677	174	55,375	531	176,037

Franchised
Sheraton	161	47,979	16	4,290	2	403	9	2,332	13	6,081	201	61,085
Westin	60	19,461	3	1,176	—	—	4	1,309	9	2,730	76	24,676
Four Points	107	16,989	5	835	—	—	8	1,239	8	1,441	128	20,504
Luxury Collection	8	1,621	11	1,537	—	—	2	248	11	2,577	32	5,983
Le Meridien	8	2,161	5	1,455	—	—	1	111	3	714	17	4,441
Aloft	42	6,096	—	—	—	—	—	—	3	471	45	6,567
Element	9	1,518	—	—	—	—	—	—	—	—	9	1,518
Other	1	275	—	—	—	—	—	—	—	—	1	275

Total Franchised	396	96,100	40	9,293	2	403	24	5,239	47	14,014	509	125,049

Systemwide
Sheraton	204	77,790	61	16,931	33	9,027	29	7,981	89	33,451	416	145,180
Westin	118	50,237	18	5,924	4	1,086	10	3,097	39	12,672	189	73,016
Four Points	110	17,487	11	1,848	7	1,329	12	1,756	26	7,001	166	29,421
W	28	8,685	5	1,029	1	441	2	433	6	1,437	42	12,025
Luxury Collection	13	3,912	35	5,117	5	1,384	10	719	18	4,113	81	15,245
St. Regis	12	2,536	4	484	2	713	2	309	9	2,208	29	6,250
Le Meridien	12	2,768	26	7,628	31	7,073	1	111	29	7,963	99	25,543
Aloft	44	6,368	2	399	1	408	2	292	9	1,798	58	9,265
Element	10	1,641	—	—	—	—	—	—	—	—	10	1,641
Other	8	2,702	1	165	—	—	—	—	—	—	9	2,867
Vacation Ownership	12	6,780	—	—	—	—	1	580	—	—	13	7,360

Total Systemwide	571	180,906	163	39,525	84	21,461	69	15,278	225	70,643	1,112	327,813

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of June 30, 2012

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout

Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,584	—	43	1,627
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	1	100

Total SVO, Inc.	21	21	16	4,824	—	756	5,580

Unconsolidated Joint Ventures (UJV's)	1	1	1	198	—	—	198

Total including UJV's	22	22	17	5,022	—	756	5,778

Total Intervals Including UJV's (7)				261,144	—	39,312	300,456

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces.
(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.
(7)	Assumes 52 intervals per unit.